Exhibit 10.29

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”), dated as of December 31, 2011, is executed by JEFFREY SISK  (the “Pledgor”)  in favor of Generation Zero Group, Inc., a Nevada corporation (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, Pledgor and the Pledgee are parties to that certain Assignment of effective as of December 31, 2011 (the “Assignment”), in which Pledgor has agreed to indemnify Pledgee from and against certain claims; and

WHEREAS, Pledgor is the legal, record and beneficial owner of 3,000,000 shares of common stock of Generation Zero Group; and

WHEREAS, in order to induce Pledgee to enter into the Assignment and accept the terms of the indemnity provisions therein, Pledgor has agreed to execute and deliver to the Pledgee this Agreement under which Pledgor hereby pledges and assigns to Pledgee, as security for the payment in full of the indemnity obligations of Pledgor under the Assignment, all of Pledgor’s right, title and interest in and to 500,000 shares of restricted common stock of Generation Zero Group, Inc., as further provided in this Agreement;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Pledgor hereby agrees as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1.     Certain Terms.  The following terms shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Collateral” means the Pledged Shares pledged and delivered to the Pledgee in connection with this Agreement and all proceeds of the foregoing.

“Default” means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an “Event of Default” under this Agreement.

“Event of Default” means any event described in Section 5.1.

“Pledged Shares” shall mean the 500,000 shares of Generation Zero Group, Inc. restricted common stock owned by Pledgor.

“Secured Obligations” means the obligations of Pledgor under the indemnity provisions of the Assignment.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of Georgia.

SECTION 1.2.     U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE 2 - PLEDGE

SECTION 2.1.     Grant of Security Interest.  Pledgor hereby pledges, assigns, charges, mortgages, delivers, set overs, conveys and transfers to the Pledgee, and hereby grants to Pledgee, a continuing security interest in and to, all of the Collateral. This Agreement shall constitute a security agreement under the U.C.C. as in effect in the State of Georgia.

SECTION 2.2.     Security for Secured Obligations.  This Agreement and the Collateral secure the payment in full and performance of all Secured Obligations.

SECTION 2.3.     Delivery of Pledged Property; Transfer, Etc.  Where applicable, all certificates and instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Pledgee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment (stock power), duly executed in blank.  After the occurrence and during the continuation of an Event of Default, which is not cured within sixty (60) days of the Event of Default, the Pledgee shall have the right, at any time after said 60 days, without notice to Pledgor, to transfer to the Pledgee any or all of the Pledged Shares.  In addition, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Shares for certificates or instruments of smaller or larger denominations.

SECTION 2.4.     Distributions on Pledged Shares.  In the event that any disbursement of any income or distribution of money or property of any kind is to be paid on any Pledged Shares at a time when no Default or Event of Default has occurred and is continuing or would result therefrom, such disbursement or other distribution may be paid directly to the Pledgor; provided that, any disbursement or distribution that is received by Pledgor at any time after 60 days after an Event of Default exists shall be held in trust by Pledgor as part of the Collateral and shall be turned over to the Pledgee upon demand by the Pledgee.

SECTION 2.5.     No Duty to Pledgee.  The powers conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Beyond reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any  Collateral.

SECTION 2.6.     Continuing Security Interest; Transfer of Secured Obligation.  This Agreement shall:

(a)              create a continuing security interest in the Collateral;

(b)              remain in full force and effect until the Geronimo Note as defined in the Assignment has been settled in full and no other obligations exist thereunder as against Pledgee or Pledgee is released from all obligations under the Geronimo Note;

(c)              be binding upon Pledgor, its successors and assigns, provided, however, that Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Pledgee; and

(d)              inure to the benefit of the Pledgee and its respective permitted successors, transferees and assigns.

SECTION 2.7.     Termination of Security Interest. Upon the occurrence of the payment in full and performance of all Secured Obligations or a valid release is issued in favor of Pledgee of all obligations to repay the Geronimo Note, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such termination, the Pledgee will, at the Pledgor’s expense, deliver all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Pledgee hereunder, and execute and deliver to the Pledgor, at the Pledgor’s expense, such documents as the Pledgor shall reasonably request to evidence such termination.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

SECTION 3.1.     Pledgor represents and warrants as follows:

(a)              Pledgor is and at all times will be the legal and beneficial owner of, and have and will have at all times good and marketable title to (and has and will at all times have full right and authority to pledge and assign) all Collateral, free and clear of all Liens, or other charges or encumbrances, except the Lien granted pursuant hereto in favor of the Pledgee and the restrictive legend on the Pledged Shares;

(b)              The execution and delivery of this Agreement and delivery to Pledgee of Pledged Shares is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations, and no filing or other action is necessary to perfect or protect such security interest; and

(c)              No authorization, approval, or other action by and no notice to or filing with, any Governmental Authority is or will be required eitherfor the pledge by Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Pledgor.

ARTICLE 4 - COVENANTS

SECTION 4.1.     Protect Collateral; Further Assurances, Etc.  Pledgor shall not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of the Pledgee hereunder).  Pledgor will warrant and defend the right, title and security interest herein granted to the Pledgee in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  Pledgor agrees that at any time, and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, but not limited to the filing any financing or continuation statements under the U.C.C. with respect to the security interest granted hereunder. Pledgor also hereby authorizes Pledgee to file any such financing or continuation statement without the signature of Pledgor to the extent permitted by applicable law.

SECTION 4.2.     Taxes.  Pledgor shall pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become Liens upon any of the Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

SECTION 4.3.     Continuous Pledge.  Subject to Section 2.7, Pledgor shall, at all times, keep pledged to the Pledgee pursuant hereto all Pledged Shares.

SECTION 4.4.     Additional Information.  Pledgor shall furnish to the Pledgee written notice of the occurrence of any event which would make any representation contained in Article 3 untrue at such time.

SECTION 4.5.     Adjustments and Distributions Concerning Collateral.  No part of the Collateral shall ever be converted in any manner by Pledgor into another type of property or any money or other proceeds unless the proceeds will pay in full the Secured Obligations or the Pledgee otherwise consents.

ARTICLE 5 - EVENTS OF DEFAULT; REMEDIES

SECTION 5.1.     Events of Default.  Each of the following shall constitute an “Event of Default” hereunder:

(a)              if there shall occur any Event of Default under the indemnity provisions of the Assignment;

(b)              if any of the Collateral shall be attached or levied upon or seized in any legal proceeding, or held by virtue of any Lien or distress; or

(c)              if any representation or warranty of Pledgor set forth herein shall be untrue in any material respect or if Pledgor shall default in the due performance and observance of any covenant contained herein.

SECTION 5.2.     Actions upon Event of Default.  In addition to its rights and remedies provided hereunder, whenever an Event of Default shall have occurred and be continuing for sixty (60) days, the Pledgee shall have all rights and remedies of a secured party upon default under the U.C.C. or other applicable law.  All rights of Pledgee shall be cumulative and not exclusive.  Any notification required by law of any intended disposition by the Pledgee of any of the Collateral shall be deemed reasonably and properly given if given in writing at least five (5) days before such disposition.  Without limitation of the above, the Pledgee may whenever an Event of Default shall have occurred and be continuing for 60 days, without prior notice to Pledgor, take all or any of the following actions:

(a)              transfer all or any part of the Collateral into the name of the Pledgee or its nominee, without disclosing that such Collateral is subject to the Lien hereunder;

(b)              notify the obligors on any of the Collateral to make payment to the Pledgee of any amount due or to become due thereunder;

(c)              take control of any proceeds of the Collateral; and

(d)              execute (in the name, place and stead of Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 5.3.     Attorney-in-Fact.   Pledgor hereby irrevocably appoints the Pledgee as its true and lawful attorney, with full power of substitution, in the name of Pledgor, the Pledgee or otherwise, for the sole use and benefit of the Pledgee, but at Pledgor’s expense, upon the occurrence and during the continuation of an Event of Default for sixty days or more to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

SECTION 5.4.     Private Sales.  (a) Pledgor hereby recognizes that the Pledgee may be unable, after the occurrence and during the continuance of any Event of Default, to effect a public sale of any or all the Pledged Shares by reason of applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.

(b)              Pledgor further agrees to use its best efforts, after the occurrence and during the continuance of an Event of Default, to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Shares pursuant to this Section 5.4 valid and binding and in compliance with any and all other applicable Requirements of Law.

SECTION 5.5.     Application of Proceeds.  All cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Pledgee, be held by the Pledgee as additional collateral security for, or then or at any time thereafter be applied in whole or in part by the Pledgee against, the Secured Obligations.  After all Secured Obligations have been paid in full, any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Secured Obligations (or provision therefor being made in cash or Cash Equivalent Investments), shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 5.6.     Indemnity and Expenses.  Pledgor hereby agrees to indemnify and hold harmless the Pledgee from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from the Pledgee’s negligence or willful misconduct.  Upon demand, Pledgor will pay, or cause to be paid, to the Pledgee the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Pledgee may incur in connection with:

(a)              the administration of this Agreement;

(b)              the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)              the exercise or enforcement of any of the rights of the Pledgee hereunder and any action taken by the Pledgee under Section 6.3 hereof; and

(d)              the failure by Pledgor to perform or observe any of the provisions hereof.

ARTICLE 6 - MISCELLANEOUS

SECTION 6.1.     Notices.  All notices hereunder shall be in writing and shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.  Notice addresses are as follows:

If to Pledgor:	Jeff Sisk
199 Daisy Street
Homosassa, FL 34446

If to Pledgee:	c/o The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, TX 77401
Attn: David M. Love, Esq.

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

SECTION 6.2.     Obligations Not Affected.  The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)              any amendment or modification or addition or supplement to the Geronimo Note;

(b)              any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement; or

(c)              any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of Pledgor or any other Person, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

SECTION 6.3.     Protection of Collateral.  The Pledgee may from time to time, at its option, perform any act which the Pledgors agree hereunder to perform and which Pledgor shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Pledgee may from time to time take any other action which the Pledgee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 6.4.     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction.

SECTION 6.5.     Headings.  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

SECTION 6.6.     Governing Law; Jurisdiction.  (a)  THIS AGREEMENT SHALL BE DEEMED TO BE MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA.

(b)              PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY GEORGIA STATE OR FEDERAL COURT SITTING IN FULTON COUNTY, GEORGIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (AND PLEDGOR AGREES THAT SUCH JURISDICTION WILL BE EXCLUSIVE WITH RESPECT TO CLAIMS BROUGHT BY PLEDGOR AGAINST THE PLEDGEE), AND PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA STATE OR FEDERAL COURT. PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

SECTION 6.7.     Successors and Assigns.  This Agreement shall be binding upon the Pledgor and shall inure to the benefit of the Pledgee and its respective successors and assigns. Pledgor shall not assign this Agreement or delegate any of its duties hereunder.

SECTION 6.8.     Waiver of Jury Trial, Etc.  THE PLEDGEE AND PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PLEDGEE, OR ANY PLEDGOR.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PLEDGEE ENTERING INTO THE NOTE AND THE OTHER LOAN DOCUMENTS.

SECTION 6.9.     Limitation of Liability.  NEITHER THE PLEDGEE NOR ANY AFFILIATE THEREOF, SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH, OTHER THAN ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PLEDGEE OR ANY AFFILIATE THEREOF.

SECTION 6.10.    INTENTIONALLY DELETED

SECTION 6.11.    Pledgor’s Obligations Absolute.  The obligations of Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against other security or liens or encumbrances available to Pledgee or any of Pledgee’s heirs, personal representatives, successors, assigns, or agents.  Pledgor hereby waives any right to require that an action be brought against any other person or entity or to require that resort be had to any security prior to any exercise of rights or remedies hereunder.

SECTION 6.12.    Amendment.  Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated, except by an instrument in writing signed by Pledgor and Pledgee.

SECTION 6.13.    Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Pledgor and the Pledgee and be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed by the Pledgor and the Pledgee (or notice thereof satisfactory to the Pledgee) shall have been received by the Pledgee and notice thereof shall have been given by the Pledgee to the Pledgor.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

PLEDGEE:

Generation Zero Group, Inc.

By: /s/ Matthew D. Krieg
         Matthew D. Krieg
        Chief Executive Officer

PLEDGOR:

/s/ Jeffrey Sisk
Jeffrey Sisk